Exhibit 1.1

Constitution

of

ioneer Ltd

ACN 098 564 606

Watson Mangioni Lawyers Pty Limited

Corporate and Commercial Lawyers

Level 23, 85 Castlereagh Street SYDNEY NSW 2000

Tel:	(02) 9262 6666

Fax:	(02) 9262 2626

Email: mail@wmlaw.com.au

Ref: AJR

Table of Contents

PART 1 - PRELIMINARY		1

1.1	Name	1
1.2	Definitions	1
1.3	Application of Act and Listing Rules	2
1.4	Exercise of powers	3
1.5	Exclusion of replaceable rules	3
1.6	Interpretation	3

PART 2 - SHARE CAPITAL		4

2.1	Power of Directors to issue shares, options and other securities	4
2.2	Preference shares	4
2.3	Classes of shares	5
2.4	Brokerage and commission	6
2.5	Recognition of third party interests	6
2.6	Certificates	6
2.7	Power to alter capital	7
2.8	Employee share plan	7

PART 3 - CALLS, FORFEITURE, INDEMNITY AND LIEN		7

3.1	Calls	7
3.2	Prepayments of calls	8
3.3	Liability to forfeiture	8
3.4	Powers of Directors	9
3.5	Transfers after forfeiture and sale	10
3.6	Lien on shares	10
3.7	Exercise of lien	10
3.8	Completion of sale	10
3.9	Application of proceeds of sale	11
3.10	Indemnity for taxation	11

PART 4 - TRANSFER AND TRANSMISSION OF SHARES		12

4.1	Transferability of shares	12
4.2	Registration of transfers	12
4.3	Suspension of transfers	13
4.4	Transmission of shares	13

PART 5 - GENERAL MEETINGS		14

5.1	Convening of general meetings	14
5.2	Notice of general meetings	14
5.3	Admission to general meetings	15
5.4	Quorum	15
5.5	Chairperson of general meetings	16
5.6	Adjournments	16
5.7	Voting at general meetings	16
5.8	Representation and voting of members	17
5.9	Proxies	18

5.10	Rights of officers and advisers to attend general meeting	20

PART 6 - DIRECTORS AND OFFICERS		20

6.1	Number of Directors	20
6.2	Appointment of Directors	20
6.3	Remuneration	21
6.4	Retirement at each annual general meeting	22
6.5	Vacation of office	23
6.6	Powers of Directors	23
6.7	Proceedings of Directors	24
6.8	Quorum at Directors meetings	24
6.9	Chairperson of meetings	24
6.10	Disclosure of interests	25
6.11	Alternate Directors	25
6.12	Vacancies	26
6.13	Delegations to committees	26
6.14	Circular resolutions	27
6.15	Defects in appointments	27
6.16	Managing Director	27
6.17	Secretary	28
6.18	Other officers	28
6.19	Associate Directors	28

PART 7 - EXECUTION AND INSPECTION OF DOCUMENTS		29

7.1	Execution of documents	29
7.2	Register of documents executed	29
7.3	Signing of certificates	29
7.4	Inspection of records	29

PART 8 - DISTRIBUTION OF PROFITS		29

8.1	Powers to declare dividends and pay interest	29
8.2	Differential dividends	30
8.3	Reserves	31
8.4	Distribution in specie	31
8.5	Election to reinvest or forgo dividend	31
8.6	Payment of distributions	33
8.7	Capitalisation of profits	33
8.8	Ancillary powers	33
8.9	Bonus share plan	34

PART 9 - NOTICES		34

9.1	Notices generally	34

PART 10 - WINDING UP		35

10.1	Winding up	35

PART 11 - PROTECTION OF CERTAIN OFFICERS		35

11.1	Indemnity	35

PART 12 - RESTRICTED SECURITIES		36

12.1	Restricted securities	36

PART 13 - PROPORTIONAL TAKEOVERS		37

13.1	Refusal to register transfers	37
13.2	Approval procedure	37

Constitution

of

ioneer Ltd

ACN 098 564 606

A Company Limited by Shares

Part 1 - Preliminary

1.1	Name

The name of the Company is ioneer Ltd.

1.2	Definitions

(a)	In this Constitution:

Act means the Corporations Act 2001 (Cth).

Alternate Director means a person appointed as an alternate Director in accordance with Rule 6.11.

ASTC Regulated Transfer has the same meaning as that term is given under the ASTC Settlement Rules.

ASTC Settlement Rules means the business rules of the ASX Settlement and Transfer Corporation Pty Limited.

Business Day has the meaning given to that term in the Listing Rules.

CHESS Approved has the meaning given to that term in the Listing Rules.

Director means:

(a)	a person appointed and acting in the position of a Director of the Company; or

(b)	an Alternate Director appointed in accordance with this Constitution acting in the capacity of a Director of the Company.

Dividend includes interim dividend.

Exchange means ASX Limited and includes, without limitation, any successor.

Listed Company means a company admitted to, and not removed from, the official list of entities of the Exchange.

Listing Rules means the listing rules of the Exchange and any other rules of the Exchange which are applicable while the Company is admitted to the official list of the Exchange, each as amended or replaced from time to time, except to the extent of any express written waivers by the Exchange.

Managing Director means a Director appointed as managing director in accordance with Rule 6.16.

Present in person means present in person, by proxy, by attorney and, in the case of a corporation, by representative and, in the case of an individual envisaged in Rule 4.4 or 5.8(f), by legal personal representative, committee, trustee or other proper appointee.

Register means any register of members of the Company wherever located.

Secretary means any person appointed to perform the duties of a secretary of the Company.

(b)	Except in so far as a contrary intention appears in this Constitution, an expression has, in a provision of this Constitution which deals with a particular provision of the Act, the same meaning as in that provision of the Act.

1.3	Application of Act and Listing Rules

(a)	This Constitution is to be interpreted subject to the Act and, while the Company is a Listed Company, the Listing Rules.

(b)	The Company and the Directors must, notwithstanding any contrary provision in this Constitution, comply with the obligations imposed on them under the Act and, while the Company is a Listed Company, the Listing Rules.

(c)	The Company and the Directors must, while the Company is a Listed Company, exercise their powers in such a way to ensure that the Listing Rules are complied with unless to do so would be unlawful or a breach of duty. This obligation does not detract or alter the power of the Company and its Directors to cause the Company to cease to be a Listed Company.

(d)	Unless the contrary intention appears, an expression in a clause which is defined by or that deals with a matter dealt with by:

(i)	a provision of the Act has the meaning given to that expression in that provision of the Act; or

(ii)	a provision of Listing Rules has the meaning given to that expression in that provision of the Listing Rules.

(e)	For so long as the Company is a Listed Company, the following clauses apply:

(i)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(ii)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(iii)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(iv)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(v)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(vi)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

(f)	While any of the securities in the Company are CHESS Approved, the Company must comply with the ASTC Settlement Rules.

1.4	Exercise of powers

The Company may exercise any power which under the Act a company limited by shares may exercise if authorised by its constitution.

1.5	Exclusion of replaceable rules

The replaceable rules applicable to a public company contained in the Act do not apply to the Company.

1.6	Interpretation

In this Constitution, unless the contrary intention appears:

(a)	a reference to a Rule is a reference to a rule of this Constitution;

(b)	a reference to a statute, ordinance, code or other law includes without limitation regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of it;

(c)	the singular includes without limitation the plural and visa versa;

(d)	the word “person” includes without limitation a firm, a body corporate and an unincorporated association or an authority;

(e)	a reference to a “person” includes without limitation a reference to the person’s executors, administrators, successors, substitutes and assigns;

(f)	other parts of speech and grammatical forms of a word defined in this Constitution have a corresponding meaning;

(g)	if any action under this Constitution must be completed on a Business Day, it must be completed before 5:00pm (Sydney time) on that Business Day;

(h)	a reference in a Rule relating to partly paid shares to a call or an amount called in respect of a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date; and

(i)	headings and cross references to legislation are inserted for convenience and do not affect the interpretation of this Constitution.

Part 2 - Share Capital

2.1	Power of Directors to issue shares, options and other securities

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, but subject to this Constitution, and the Act, and, if applicable, the Listing Rules, the Directors may issue or grant shares or options over shares in and other securities of the Company with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital, payment of calls or otherwise, as the Directors determine.

2.2	Preference shares

The Company may issue preference shares from time to time. Preference shares have the following rights and restrictions:

(a)	repayment of capital: the right in priority to any other class of share to repayment of the amount of the share:

(i)	in a winding up or reduction of capital; and

(ii)	in the case of a redeemable preference share, on redemption;

(b)	dividends from profits: the right to payment out of the profits of the Company of a preferential dividend in priority to the payment of a dividend on any other class of shares, accruing from day to day and payable on the amount paid on the share at the times and at the rate, which may be fixed or variable, specified at the time of issue;

(c)	accrued dividends: the right in priority to any other class of shares to the amount of any dividend accrued but unpaid on the share:

(i)	in a winding up or reduction of capital; and

(ii)	in the case of a redeemable preference share, on redemption;

(d)	participation in surplus assets and profits: no rights to participate in the profits or property of the Company other than as set out in this Rule 2.2 whether on a winding up, reduction of capital or redemption in the case of a redeemable preference share;

(e)	attending general meetings and receiving documents: the same right as the holder of an ordinary share to:

(i)	receive notice of a general meeting;

(ii)	attend the general meeting; and

(iii)	receive notices, reports and audited accounts;

(f)	voting: the right to vote in the following circumstances and in no other circumstances:

(i)	on a proposal to wind up the Company or reduce the share capital of the Company or to dispose of all the property, business and undertaking of the Company;

(ii)	during the period during which a dividend or part of a dividend in respect of the preference share is in arrears;

(iii)	on a resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the share; or

(v)	during the winding up of the Company;

(g)	redemption: in the case of a redeemable preference share, the right to require the Company to redeem the preference share at the time and place specified in the certificate for the preference share; and

(h)	restrictions: the restrictions, if any, specified in the certificate for the preference share.

2.3	Classes of shares

(a)	Whenever the capital by reason of the issue of preference shares or otherwise is divided into different classes of shares, all or any of the rights and privileges attached to each class may be varied by agreement between the Company and any person purporting to contract on behalf of that class provided such agreement is ratified in writing by the holders of at least three-fourths of the number of issued shares of the class or is confirmed by a resolution passed at a separate general meeting of the holders of shares of that class and all the provisions of this Constitution as to general meetings apply so far as they can to every such meeting but so that the quorum will be members present in person holding three-fourths of the number of the issued shares of the class.

(b)	Any shares of a class may be converted to shares of any other class by agreement between the Company and all the holders of the shares to be converted on such terms as the Directors determine.

(c)	Any issue of securities ranking in priority, or any conversion of existing securities to securities ranking equally or in priority, to an existing class of preference shares is a variation of the rights attached to that existing class of preference shares.

(d)	Any issue of securities ranking in priority, or any conversion of existing securities to securities ranking equally or in priority, to an existing class of shares (other than preference shares) does not constitute a variation of the rights attached to that existing class of ordinary shares.

2.4	Brokerage and commission

(a)	The Company may exercise the powers to pay brokerage or commission conferred by the Act in the manner provided by the Act.

(b)	The brokerage or commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

2.5	Recognition of third party interests

(a)	Except as required by law or provided by this Constitution, the Company is entitled to treat the registered holder of a share as the absolute owner of that share and must not recognise a person as holding a share upon any trust.

(b)	The Company:

(i)	is not compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial claim to or interest in any share or unit of a share; or

(ii)	is not compelled to recognise any other right in respect of a share except an absolute right of ownership in the registered holder, even if the Company has notice of that claim or interest.

2.6	Certificates

(a)	The Directors may determine:

(i)	not to issue a certificate for a share or option; or

(ii)	to cancel a certificate for a share or option, without issuing a replacement certificate,

if it is not contrary to the Act, and, if applicable, the Listing Rules and the ASTC Settlement Rules.

(b)	Where the Directors have determined under Rule 2.6(a) not to issue a certificate or to cancel a certificate, a member is entitled to receive a statement of the holdings of the member setting out the number of shares and the issue price and any other matter which the Company is required to give under this Constitution, and the Act, and, if applicable, the Listing Rules and the ASTC Settlement Rules;

(c)	Each member is entitled without payment to receive a certificate for shares issued as required under the Act unless that member’s shares are held as an uncertificated holding.

2.7	Power to alter capital

The Company may by resolution passed in general meeting alter its share capital:

(a)	by consolidating and dividing all or any of its share capital into shares of larger amount than its existing shares;

(b)	by subdividing all or any of its shares into shares of smaller amounts, but so that, in the subdivision, the proportion between the amount paid and the amount (if any) unpaid on each share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived;

(c)	by cancelling shares that, at the date of the passing of the resolution to that effect, have not been taken or agreed to be taken by any person or that have been forfeited and by reducing its share capital by the amount of the shares so cancelled; and

(d)	by reclassifying or converting unissued shares from 1 class to another.

2.8	Employee share plan

The Directors may:

(a)	implement an employee share and/or option plan on such terms as they think fit under which securities of the Company or of a related body corporate may be issued or otherwise provided to or for the benefit of any officer (including, without limitation, any Director) of the Company or of a related body corporate or to a relative of that officer or to an entity in which that officer or a relative of that officer has an interest;

(b)	amend, suspend or terminate any employee share and/or option plan implemented by them; and

(c)	give financial assistance in connection with the acquisition of securities of the Company or of a related body corporate under any employee share and/or option plan in any matter permitted by the Act.

Part 3 - Calls, Forfeiture, Indemnity and Lien

3.1	Calls

(a)	Subject to the terms of issue of the shares, the Directors may make calls on the members in respect of any money unpaid on the shares of the members (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of those shares made payable at fixed times.

(b)	On receiving at least 10 Business Days’ notice specifying the time or place of payment, each member must pay to the Company the amount called on his/her shares at the time and place so specified.

(c)	A call is taken to have been made at the time when the resolution of the Directors authorising the call was passed.

(d)	A call may be required to be paid by instalments.

(e)	The joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

(f)	The Directors may revoke or postpone a call or extend the time for payment.

(g)	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member does not invalidate a call.

(h)	If a sum called or otherwise payable to the Company in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from the due date to the time of actual payment, at the rate of 6% per annum or such other rate as the Directors may determine. The Directors may waive payment of that interest wholly or in part.

(i)	Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, for the purposes of this Constitution is taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable and, in the case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if that sum had become payable by virtue of a call duly made and notified.

(j)	On the issue of shares, the Directors may differentiate between the holders as to the amount of calls to be paid and the times of payment.

3.2	Prepayments of calls

(a)	The Directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

(b)	The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed between the Directors and the member paying the sum.

(c)	For the purposes of Rule 3.2(b), the prescribed rate of interest is:

(i)	if the Company has fixed a rate by resolution - the rate so fixed; and

(ii)	in any other case - 10% per annum.

3.3	Liability to forfeiture

(a)	If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, during such time as any part of the call or instalment remains unpaid, the Directors may serve a notice on him/her requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

(b)	A notice under Rule 3.3(a) must name a further day (not earlier than the expiration of 10 Business Days from the date of service of the notice) on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

(c)	Subject to the law, the Directors may accept the surrender of any fully paid share by way of compromise of any question as to the holder of it being properly registered in respect of it or in satisfaction of any payment due to the Company and may accept the gratuitous surrender of any fully paid share. Any share so surrendered may be disposed of in the same manner as a forfeited share.

(d)	If the requirements of a notice served under Rule 3.3(a) are not complied with, any share in respect of which the notice has been given may at any time afterwards, but before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

(e)	A forfeiture under Rule 3.3(d) includes all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

3.4	Powers of Directors

(a)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

(b)	A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares but remains liable to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest at the rate of 10% per annum from the date of forfeiture on the money for the time being unpaid, if the Directors think fit to enforce payment of the interest), but this liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

(c)	A statement in writing declaring that the person making the statement is a Director or a Secretary and that:

(i)	a share in the Company has been duly forfeited on a date stated in the statement; or

(ii)	a particular sum is payable by a member or former member to the Company as at a particular date in respect of a call or instalment of a call (including interest),

is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share and against the member or former member who remains liable to the Company as envisaged in Rule 3.4(b).

3.5	Transfers after forfeiture and sale

(a)	The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

(b)	On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(c)	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

3.6	Lien on shares

(a)	The Company has a first and paramount lien on every share (not being a fully paid share) for all money called and due but unpaid in respect of that share.

(b)	The Directors may at any time exempt a share wholly or in part from the provisions of this Rule 3.6.

(c)	The Company’s lien (if any) on a share extends to all dividends payable and entitlements deriving in respect of the share. The Directors may retain any dividends or entitlements and may apply them in or towards satisfaction of all money due to the Company in respect of which the lien exists.

(d)	No person is entitled to exercise any rights or privileges as a member in respect of a share until he has paid all calls and instalments of calls for the time being payable in respect of that share.

3.7	Exercise of lien

(a)	Subject to Rule 3.7(b), the Company may sell any shares on which the Company has a lien in such manner as the Directors think fit.

(b)	A share on which the Company has a lien may not be sold unless:

(i)	a sum in respect of which the lien exists is presently payable; and

(ii)	not less than 5 Business Days before the date of the sale the Company has given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out and demanding payment of such part of the amount in respect of which the lien exists as is presently payable.

3.8	Completion of sale

(a)	For the purpose of giving effect to a sale pursuant to Rule 3.7, the Directors may authorise a person to transfer the shares sold to the purchaser of the shares.

(b)	Subject to the Listing Rules, the Company must register the purchaser as the holder of the shares comprised in any such transfer, whereupon the validity of the sale may not be impeached by any person, and the Company is not bound to see to the application of the purchase money.

(c)	The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

(d)	The remedy of any person aggrieved by any such sale is in damages only and against the Company exclusively.

3.9	Application of proceeds of sale

The Company must apply the proceeds of a sale mentioned in Rule 3.7 in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue (if any) (subject to any like lien for sums not presently payable that existed upon the shares before the sale) must be paid to the person entitled to the shares immediately prior to the sale.

3.10	Indemnity for taxation

If any law, regulation, order or other directive for the time being of any place (international, national, state or local) imposes or purports to impose any immediate, future or possible liability on the Company to make any payment or empowers any government (international, national, state or local), government official or taxing or other government authority to require the Company to make any payment in respect of any shares registered in the name of the member in the register (whether solely or jointly with others) or in respect of any dividends, interest, bonuses or other moneys or distributions paid or payable or entitlements derived or deriving in respect of any such shares or for or on account or in respect of any member (whether in consequence of the death of that member, the non-payment of any income or other tax by that member, the non-payment of any estate, probate, succession, death, stamp or other duty by the member or by the executor or administrator of the estate of that member or otherwise):

(a)	that member or his/her estate must fully indemnify the Company from and against all liability;

(b)	the Company has a lien on the shares registered in the name of that member for all moneys paid or payable by the Company in respect of those shares under or in consequence of any such law, regulation, order or other directive; and

(c)	the Company may recover, as a debt due from that member or his/her estate, any such sum (together with interest on the sum from the day of payment of the sum by the Company to the time of actual repayment by the member or his/her estate, at such rate not exceeding 12% per annum as the Directors determine. The Directors may waive payment of that interest wholly or in part).

Nothing in this Rule 3.10 prejudices or affects any right or remedy which may be conferred on the Company at law.

Part 4 - Transfer and Transmission of Shares

4.1	Transferability of shares

(a)	Subject to this Constitution and the Act, a member may transfer all or any of his/her shares by a transfer document in any form approved by Exchange or in any other form that the Directors approve.

(b)	The Company may not charge a fee on the transfer of any shares.

(c)	A transferor of shares remains the holder of the shares transferred until the transfer is:

(i)	effected in accordance with the ASTC Settlement Rules; or

(ii)	registered and the name of the transferee is entered in the register of members in respect of the shares.

(d)	An instrument of transfer must be signed by or on behalf of both the transferor and the transferee unless the transfer:

(i)	relates only to fully paid shares and signature by the transferee has been dispensed with by the Directors; or

(ii)	is a sufficient transfer of marketable securities for the purposes of the Act.

(e)	An instrument of transfer must be duly stamped if required to be stamped.

4.2	Registration of transfers

(a)	A transfer document must be left for registration at the registered office of the Company or at the address where the register is kept on which the shares to which such transfer relates are registered (or such other place as the Directors may determine) together with the certificate (if any) for the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer.

(b)	Subject to this Constitution, on compliance with Rule 4.2(a) the Directors must register the transferee as a shareholder.

(c)	The Directors may decline to register a transfer of shares which are not CHESS Approved securities if the Listing Rules provide or would require that registration of the transfer may or should be refused.

(d)	In relation to securities of the Company which are CHESS Approved:

(i)	subject to Rules 4.2(d)(ii) to (iv), the Company must not prevent, delay or in any way interfere with the registration of an ASTC Regulated Transfer;

(ii)	the Company may require a holding lock to be applied to specified CHESS Approved securities where permitted to do so by the Listing Rules;

(iii)	the Company may refuse to register a transfer where permitted to do so by the Listing Rules and must refuse to register a transfer if required to do so by the Listing Rules; and

(iv)	the Company may refuse to register a transfer where the transfer is not in registrable form.

(e)	If the Company refuses to register any transfer of shares, it must give to the transferee and to the stockbroker (if any) by whom the transfer was lodged for registration, written notice within 5 Business Days after the transfer was lodged with the Company, stating that the Company has so refused and the reasons for the refusal.

4.3	Suspension of transfers

Subject to the ASTC Settlement Rules, the registration of transfers may be suspended at such times and for such periods as the Directors from time to time decide provided that such suspension does not exceed in aggregate 30 days in any calendar year.

4.4	Transmission of shares

(a)	In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, are the only persons recognised by the Company as having any title to his interest in the shares.

(b)	This Rule does not release the estate of a deceased holder from any liability in respect of a share that had been held by him solely or jointly with other persons.

(c)	Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, on the production of such information as is properly required by the Directors, elect either to be registered as holder of the share or to have some other nominated person registered as the transferee of the share.

(d)	If a person becoming entitled elects to be registered himself, he must deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he must execute a transfer of the share to that other person.

(e)	All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfer of shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

(f)	Where the registered holder of a share dies or becomes bankrupt, his legal personal representative or the trustee of his estate, as the case may be, on the production of such information as is properly required by the Directors is entitled to the same dividends, entitlements and other advantages and to the same rights (whether in relation to meetings of the Company or to voting or otherwise) as the registered holder would have been entitled to if he had not died or become bankrupt.

(g)	Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, for the purpose of this Constitution they are taken to be joint holders of the share.

Part 5 - General Meetings

5.1	Convening of general meetings

(a)	A general meeting may be convened by:

(i)	a Director;

(ii)	the Directors by resolution of the board; or

(iii)	members of the Company in accordance with sections 249F and 249G of the Act.

(b)	A general meeting must be convened by the Directors in accordance with section 249D of the Act.

(c)	The Directors may, by notice to the Exchange, postpone, cancel or change the venue for a general meeting, but a general meeting convened under section 249D of the Act may not be postponed beyond the date by which section 249D requires it to be held and may not be cancelled without the consent of the member or members who requested it.

(d)	A general meeting may be held at 2 or more venues using any technology that gives the members, as a whole, a reasonable opportunity to participate.

5.2	Notice of general meetings

(a)	Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares, notice of a general meeting must be given within the time limits prescribed by the Act and in the manner authorised by Rule 9.1 to each person who is at the date of the notice:

(i)	a member;

(ii)	entitled under this Constitution either to be registered as the holder, or to the transfer, of any shares who has satisfied the Directors of that person’s right to be registered as the holder of, or the transferee of, the shares;

(iii)	a Director; or

(iv)	an auditor of the Company,

and, while the Company is a Listed Company, notice must be given to the Exchange within the time limits prescribed by the Listing Rules.

(b)	All notices convening general meetings must specify the place, or places, date and hour of the meeting and the general nature of the business to be transacted at the meeting and any other matters required by the Act.

(c)	The non-receipt of a notice convening a general meeting by or the accidental omission to give such notice to any person entitled to receive such notice does not invalidate the proceedings at or any resolution (ordinary, special or otherwise) passed at any such meeting.

(d)	A person’s attendance at a general meeting:

(i)	waives any objection that person may have to a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(ii)	waives any objection that person may have to the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to considering the matter when it is presented.

5.3	Admission to general meetings

The chairperson of a general meeting may refuse admission to or require to leave and remain out of the general meeting, any person:

(a)	in possession of a pictorial-recording or sound-recording device;

(b)	in possession of a placard or banner;

(c)	in possession of an article considered by the chairperson of the meeting to be dangerous, offensive or liable to cause disruption;

(d)	who refuses to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(e)	who behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(f)	who is not a member, Director or auditor of the Company, or any other person at the absolute discretion of the chairperson of the meeting.

5.4	Quorum

(a)	No business may be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as otherwise provided in this Constitution, 5 members or members present in person representing at least 10% of the voting shares constitutes a quorum.

(b)	If a quorum is not present within 30 minutes from the time appointed for the meeting:

(i)	where the meeting was convened on the requisition of members, the meeting must be dissolved; or

(ii)	in any other case:

(A)	the meeting stands adjourned to such day and at such time and place as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and place; and

(B)	if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the meeting, the meeting must be dissolved.

5.5	Chairperson of general meetings

(a)	If the Directors have elected 1 of their number as chairperson of their meetings, he or, in his absence, the deputy chairperson must preside as chairperson at every general meeting.

(b)	Where a general meeting is held and:

(i)	a chairperson has not been elected as provided by Rule 5.5(a); or

(ii)	the chairperson is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act,

the Directors present may choose 1 of their number or, in the absence of all Directors or if the Directors present are unwilling so to act, the members present in person must elect 1 of their number to be chairperson of the meeting.

5.6	Adjournments

(a)	The chairperson may with the consent of any meeting at which a quorum is present and may if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place and new business of which notice is given in accordance with Rule 5.2.

(b)	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

(c)	Except as provided by Rule 5.6(b), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

5.7	Voting at general meetings

(a)	Except in the case of any resolution which as a matter of law requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the members present in person at the meeting and any such decision is for all purposes a decision of the members.

(b)	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(i)	by the chairperson;

(ii)	by at least 5 members present in person and having the right to vote on the resolution; or

(iii)	by members present in person and representing not less than 5% of the total voting rights of all the members having the right to vote on the resolution on a poll.

(c)	Unless a poll is so demanded, a declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(d)	A demand for a poll may be withdrawn.

(e)	If a poll is properly demanded, it must be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairperson directs and the result of the poll is the resolution of the meeting at which the poll was demanded.

(f)	A poll may not be demanded on the election of a chairperson or on a question of adjournment.

(g)	The demand of a poll does not prevent the continuance of a meeting for the transaction of any business, other than the question on which a poll has been demanded.

(h)	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, has a casting vote except that where the chairperson is also a member of the Company he does not have a casting vote in addition to his deliberative vote.

(i)	If a poll has been taken the chairperson of the meeting may close the meeting, provided that the results of any such poll must be declared by notice in appropriate newspapers nominated, at the meeting, by the chairperson of the meeting within 2 Business Days of closure of the meeting.

5.8	Representation and voting of members

Subject to this Constitution (other than Rule 5.9) and any rights or restrictions for the time being attached to any class of shares:

(a)	at meetings of members or classes of members each member entitled to attend and vote may attend and vote in person or by proxy, representative or attorney or by other appointee envisaged in Rule 4.4 or 5.8(f);

(b)	on a show of hands, every member present in person (whether or not in 1 or more capacities) has 1 vote;

(c)	where a person present at a general meeting represents personally or by proxy, attorney or representative more than 1 member on a show of hands:

(i)	the person is entitled to 1 vote only despite the number of members the person represents;

(ii)	that vote will be taken as having been cast for all the members the person represents; and

(iii)	for a person who has been appointed as a proxy under 2 or more instruments that specify different ways to vote on a resolution, the person may not vote as a proxy on a show of hands, however, if the person is a member, the person may vote on a show of hands without regard to the proxy the person holds;

(d)	on a poll, every member present in person has the following voting rights:

(i)	in the case of fully paid shares, 1 vote for each share held by the member; and

(ii)	in the case of partly paid shares, for each share, a fraction of a vote equivalent to the proportion which the amount paid up bears to the total issue price for the share;

(e)	in the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, representative or attorney, may be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority of joint holders will be decided by the order in which the names stand in the register;

(f)	if a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health or is a minor, his committee or trustee or such other person as properly has the management or guardianship of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member;

(g)	a member is not entitled to vote at a general meeting in respect of a share in the Company held by him unless all calls and other sums presently payable by him in respect of that share in the Company have been paid; and

(h)	an objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered. Any such objection must be referred to the chairperson of the meeting, whose decision is final. A vote not disallowed pursuant to such an objection is valid for all purposes.

5.9	Proxies

(a)	A member who is entitled to attend and vote at a general meeting may appoint not more than 2 proxies, neither of whom need be a member.

(b)	An instrument appointing a proxy must be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.

(c)	An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy does:

(i)	the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(ii)	if the proxy has 2 or more appointments that specify different ways to vote on the resolution - the proxy must not vote on a show of hands;

(iii)	if the proxy is the chairperson - the proxy must vote on a poll and must vote that way; and

(iv)	if the proxy is not the chairperson - the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

(d)	An instrument appointing a proxy confers authority to demand or join in demanding a poll.

(e)	An instrument appointing a proxy must be in the form which accompanies the relevant notice of meeting or in such other form as the Directors accept.

(f)	Notwithstanding Rule 5.8(e), where an instrument of proxy is signed by all of the joint holders of any shares, the votes of the proxy so appointed must be accepted in respect of those shares to the exclusion of any votes tendered by a proxy for any 1 of those joint holders.

(g)	An instrument appointing a proxy is not valid unless the instrument and the power of attorney or other authority (if any) under which the instrument is signed or a copy of that power or authority is or are deposited, not less than 48 hours (or such lesser period as the Directors may permit) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and, in the case of a poll, not less than 48 hours (or such lesser period as the Directors may permit) before the time appointed for the taking of the poll:

(i)	at such place within Australia as is specified for that purpose in the notice convening the relevant meeting or a facsimile number or electronic address specified for the purpose in the notice of meeting;

(ii)	at the Company’s registered office; or

(iii)	a facsimile number at the Company’s registered office.

For the purposes of this Rule, any document a facsimile of which is received upon a telephonic facsimile machine installed at a place is deemed to be deposited in accordance with this Rule and is taken to be received at that place at the time when the facsimile is properly received on the machine.

(h)	A vote given in accordance with the terms of an instrument of proxy or of a power of attorney or other relevant instrument of appointment is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at a place referred to in Rule 5.9(g) before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

(i)	No instrument appointing a proxy is invalid merely because it does not contain the address of the appointor or of a proxy or is not dated or does not contain in relation to any or all resolutions an indication of the manner in which the proxy is to vote and, in any case where the instrument does not contain the name of a proxy, the instrument is not for that reason invalid and is taken to be given in favour of the chairperson of the meeting.

5.10	Rights of officers and advisers to attend general meeting

(a)	A Director who is not a member is entitled to be present and to speak at any general meeting.

(b)	A Secretary who is not a member is entitled to be present and to speak at any general meeting.

(c)	The auditor of the Company from time to time and any assistant of the auditor who is not a member is entitled to be present and to speak at any general meeting on any part of the meeting’s business that concerns the auditor in the capacity as auditor of the Company.

(d)	Any professional adviser of the Company (including, without limitation, a solicitor, or financial adviser), at the request of any Director, is entitled to be present and, at the request of the chairperson, to speak at any general meeting. However, subject to the Act and this Constitution, the Company is not obliged to send a notice of meeting to any such professional adviser.

Part 6 - Directors and Officers

6.1	Number of Directors

(a)	The number of Directors will be the number determined by the Directors from time to time and must be not less than 3 and not more than 10.

(b)	The Directors must not determine a maximum which is less than the number of Directors in office at that time.

6.2	Appointment of Directors

(a)	The Company may from time to time by resolution:

(i)	remove any Director from office; or

(ii)	appoint an additional Director or additional Directors.

(b)	A person may only be elected as a Director at a general meeting if:

(i)	the person is a Director retiring from office under Rule 6.4(a) or 6.2(c) and standing for re-election at that meeting;

(ii)	the person has been nominated by the Directors for election at that meeting;

(iii)	the person has been otherwise validly nominated under the Act; or

(iv)	the person has been nominated by:

(A)	members holding shares representing not less than 5% of the total voting rights of all the members having the right to vote on a resolution to appoint a Director; or

(B)	at least 100 members entitled to vote on a resolution to appoint a Director,

and who have given the Company notice under section 249N of the Act.

(c)	The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the maximum number determined in accordance with this Constitution. Any Director so appointed holds office only until the end of the next following general meeting and is eligible for re-election at that meeting.

(d)	No share qualification is required of a Director.

6.3	Remuneration

(a)	Subject to Rule 6.9(c), the Directors (other than any Managing Director or Director who is a salaried officer) may be paid such remuneration determined from time to time by the Company in general meeting.

(b)	That remuneration accrues from day to day.

(c)	The remuneration payable by the Company to the Directors under Rule 6.3(a) may not be increased without the prior approval of the Company in general meeting. The notice convening the meeting must include the amount of the proposed increase and the maximum sum that may be paid.

(d)	The fixed sum so determined by the Company in respect of a particular financial year must be divided among the Directors (other than any Managing Director or Director who is a salaried officer) in the proportions they agree and, in default of agreement, equally among the Directors (other than any Managing Director or Director who is a salaried officer).

(e)	The Directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business or affairs of the Company or its subsidiaries.

(f)	If any Director with the concurrence of the Directors performs extra services or makes any special exertions for the benefit of the Company, the Directors may cause that Director to be paid out of the property of the Company such special and additional remuneration (not including a commission on or percentage of profits or operating revenue or turnover) as the Directors think fit having regard to the value to the Company of the extra services or special exertions.

(g)	A Director may hold any other office or place of profit (other than auditor) in or of the Company in conjunction with his Directorship and may be appointed to that office on such terms as to remuneration, tenure of office and otherwise as may be agreed by the Directors.

(h)	Subject to Rule 6.16(d), a Director must not be paid a commission on or percentage of profits or operating revenue.

(i)	The Directors may pay to a Director or a former Director a retiring allowance as consideration for or in connection with his retirement provided:

(i)	that Director is or that former Director was, at the date of retirement, a non-executive Director;

(ii)	that Director has been or that former Director had been, at the date of retirement, a Director for a continuous period of at least 5 years; and

(iii)	the amount of that retiring allowance does not exceed the total emoluments of that Director or former Director in the 3 years immediately preceding his retirement.

(j)	The Directors may, on the death of a non-executive Director who at the date of his death had been a Director for a continuous period of at least 5 years, pay to the legal personal representative of that deceased Director an amount not exceeding the total emoluments of that deceased Director in the 3 years immediately preceding his death.

6.4	Retirement at each annual general meeting

(a)	Subject to Rule 6.16(c), at every annual general meeting after the general meeting at which this Constitution was adopted by the Company, 1/3 of the Directors or, if their number is not a multiple of 3, then, subject to the Listing Rules, the number nearest to 1/3, must retire from office and be eligible for re-election.

(b)	The Directors to retire in every year are the Directors longest in office since last being elected or re-elected. Between Directors who were elected on the same day, the Director to retire, if they cannot otherwise agree, must be determined by lot. A retiring Director is eligible for re-election without needing to give any prior notice of his intention to submit himself for re-election and acts as Director throughout the meeting at which he retires. A Director appointed and vacating office under Rule 6.2(c) must not be taken into account in determining either the number or identity of the Directors to retire by rotation.

(c)	Notwithstanding Rules 6.4(a) and 6.4(b) and subject to Rule 6.16(c), a Director must not hold office without re-election past the third annual general meeting following the Director’s appointment, or three years, whichever is the longer.

6.5	Vacation of office

The office of a Director becomes vacant:

(a)	in the circumstances prescribed by the Act;

(b)	by virtue of this Constitution:

(i)	if the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(ii)	if the Director resigns his office by notice in writing to the Company; or

(iii)	if the Director is absent from all meetings of the Directors held during a period of 3 months without the consent of the Directors.

6.6	Powers of Directors

(a)	Subject to the Act and this Constitution, the business of the Company must be managed by the Directors who may pay all expenses incurred in promoting and forming the Company and may exercise all powers of the Company as are not, by the Act, the Listing Rules or this Constitution, required to be exercised by the Company in general meeting.

(b)	Without limiting the generality of Rule 6.6(a), the Directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

(c)	The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.

(d)	Any power of attorney granted under Rule 6.6(c) may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

(e)	All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, by such persons and in such manner as the Directors decide and, unless so decided, by any 2 Directors.

6.7	Proceedings of Directors

(a)	The Directors may meet together either in person or otherwise for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	A Director may at any time and, on the request of a Director, a Secretary must convene a meeting of the Directors.

(c)	Reasonable notice must be given to every Director at his place of residence or business of the place, date and hour of every meeting of the Directors but, where any Director is for the time being outside of Australia, notice may be given to any Alternate Director in Australia whose appointment by him is for the time being in force. Such notice may be given orally.

(d)	Where, through a link established by means of any system of telephone, audio or audio-visual communication approved by the Directors and made known to each Director for the purpose of any meeting of the Directors, 1 or more of the Directors absent from the place appointed for the meeting can hear and be heard by not only one another (if more than 1), but also the Directors in attendance at that place for the purpose of being present at the meeting, such of those absent Directors and the Directors so in attendance as are able to hear and be heard by one another, for the purpose of every provision of this Constitution concerning meetings of the Directors, is taken to be assembled together at a meeting held at that place and all proceedings of those Directors conducted with the aid of the link is as valid and effectual as if conducted at a meeting at which all of them were present.

(e)	Subject to this Constitution, questions arising at a meeting of Directors must be decided by a majority of votes of Directors present and voting and any such decision is taken to be a decision of the Directors.

(f)	Subject to Rule 6.7(g), in the case of an equality of votes, the chairperson of the meeting has a casting vote in addition to his deliberative vote.

(g)	The chairperson of a meeting does not have a casting vote either where 2 Directors form a quorum and only 2 Directors are present at the relevant meeting or where only 2 Directors are competent to vote on the question at issue.

6.8	Quorum at Directors meetings

(a)	At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is the number determined by the Directors and, unless so determined, is 2.

(b)	Notwithstanding any interest on his part a Director must be counted in a quorum.

6.9	Chairperson of meetings

(a)	The Directors may elect 1 of their number as chairperson of their meetings and may decide the period for which he is to hold such office.

(b)	Where a meeting is held and:

(i)	a chairperson has not been elected as provided by Rule 6.9(a); or

(ii)	the chairperson is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present may elect 1 of their number to be the chairperson of the meeting.

(c)	The remuneration of the chairperson may be determined by the Directors.

6.10	Disclosure of interests

(a)	A Director is not disqualified by his office from contracting with the Company in any capacity whatsoever.

(b)	A contract or arrangement made by the Company with a Director or in which a Director is in any way, directly or indirectly, interested is not avoided merely because the Director is a party to or interested in it.

(c)	Provided that a Director has duly declared in accordance with the Act the nature of his interest in any contract or arrangement of the kind mentioned in Rule 6.10(b), the Director, subject to the Act:

(i)	may vote as a Director at any meeting of the Directors in respect of that contract or arrangement;

(ii)	is not, merely because of his office as Director or the fiduciary relationship it entails, liable to account to the Company for any profit derived by him from the contract or arrangement.

(d)	So long as the provisions of this Rule have been observed by any Director with regard to any contract or arrangement in which the Director is in any way interested, the fact that the Director signed the document evidencing the contract or arrangement does not in any way affect the validity of it.

(e)	For the purposes of this Rule, whether a Director is in any way, directly or indirectly, interested in a contract or proposed contract must be determined in the same manner in all respects as if that question had arisen under the provisions of the Act relating to the declaration by Directors of their interests in contracts.

6.11	Alternate Directors

(a)	A Director may appoint a person (whether a member of the Company or not) to be an Alternate Director in his place during any period that he thinks fit.

(b)	An Alternate Director is entitled to notice of meetings of the Directors and, if the appointor is not present at a meeting, is entitled to attend and vote in his stead.

(c)	An Alternate Director may exercise any powers that the appointor may exercise and the exercise of any power by the Alternate Director (including, without limitation, executing a document) is taken to be the exercise of the power by the appointor. Where the Alternate Director is another Director, that Director is entitled to cast a deliberative vote on his own account and on account of each person by whom he has been appointed as an Alternate Director.

(d)	The appointment of an Alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the Alternate Director has not expired and terminates in any event if the appointor vacates office as a Director.

(e)	An appointment or the termination of an appointment of an Alternate Director must be effected (in the case of an appointment, subject to Rule 6.11(a)) by service on the Company of a notice in writing signed by the Director who makes or made the appointment.

(f)	Except with the approval of the Directors, but subject to Rule 6.3, an Alternate Director is not entitled to any remuneration from the Company in respect of holding that position.

6.12	Vacancies

In the event of a vacancy or vacancies in the office of a Director, the remaining Directors may act but, notwithstanding Rule 6.8, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they or, if 1 only, he may act only for the purpose of increasing the number of Directors to the minimum number sufficient both to comply with Rule 6.1(a) and to constitute such a quorum or for the purpose of convening a general meeting of the Company.

6.13	Delegations to committees

(a)	The Directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit and may authorise the delegate to sub-delegate all or any of the powers so delegated.

(b)	A committee to which any powers have been so delegated may exercise the powers delegated in accordance with any directions of the Directors and a power so exercised is taken to have been exercised by the Directors.

(c)	The members of such a committee may elect 1 of their number as chairperson of their meetings.

(d)	Where a meeting is held and:

(i)	a chairperson has not been elected as provided by Rule 6.13(c); or

(ii)	the chairperson is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act,

the members present may elect 1 of their number to be chairperson of the meeting.

(e)	A committee may meet and adjourn as it thinks fit.

(f)	Questions arising at a meeting of a committee must be determined by a majority of votes of the members present and voting.

(g)	The chairperson of any committee does not have a casting vote in addition to his deliberative vote.

(h)	Minutes of all the proceedings and determinations of every committee must be made, entered and signed in the same manner in all respects as minutes of proceedings of the Directors are required by the Act to be made, entered and signed.

(i)	Where a committee consists of 1 Director only, a document signed by him and recording a determination of that committee is as valid and effectual as a determination made under Rule 6.13(f) at a meeting of that committee and that document constitutes, for the purposes of Rule 6.13(h), a minute of that determination.

6.14	Circular resolutions

(a)	If a document containing a statement to the effect that the signatories to it are in favour of a resolution in the terms set out or otherwise identified in the document has been signed by all the Directors (excluding each Director, if any, who would not be entitled to vote on that resolution at a meeting of the Directors), a resolution in those terms is taken to have been passed at a meeting of the Directors held on the day on which and at the time at which the document was last signed by a Director.

(b)	For the purposes of Rule 6.14(a):

(i)	2 or more separate documents containing statements in identical terms each of which is signed by 1 or more Directors together constitute 1 document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents;

(ii)	a reference to all the Directors does not include a reference to an Alternate Director whose appointor has signed the document, but an Alternate Director may sign the document in the place of his appointor; and

(iii)	a telex, telegram, facsimile or e-mail message which is received by the Company and which is expressed to have been sent for or on behalf of a Director or Alternate Director is taken to be signed by that Director or Alternate Director at the time of receipt of the telex, telegram, facsimile or e-mail message by the Company.

6.15	Defects in appointments

Notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a member of a committee or to act as a Director or that a person so appointed was disqualified, all acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

6.16	Managing Director

(a)	The Directors may from time to time appoint 1 of their number to the office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

(b)	A Managing Director’s appointment automatically terminates if he ceases for any reason to be a Director.

(c)	The provisions of Rule 6.4 do not apply to a Managing Director.

(d)	Subject to the terms of any agreement entered into in a particular case, a Managing Director may receive such remuneration (whether by way of salary, commission or participation in profits or partly in 1 way and partly in another) as the Directors decide.

(e)	The Directors may confer upon a Managing Director any of the powers exercisable by them on such terms and conditions and with such restrictions as they think fit.

(f)	Subject to Rule 6.16(g), any powers conferred may be concurrent with the powers of the Directors.

(g)	The Directors may at any time withdraw or vary any of the powers conferred on a Managing Director

6.17	Secretary

(a)	A Secretary holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

(b)	The Directors may at any time terminate the appointment of a Secretary.

6.18	Other officers

(a)	The Directors may from time to time create any other position in the Company (including, without limitation, the offices of Chief Executive and Deputy Chief Executive) with such powers and responsibilities as the Directors may from time to time confer and the Directors may appoint any person, whether or not a Director, to any such position or positions.

(b)	The Directors may at any time terminate the appointment of a person holding such a position and may abolish the position.

6.19	Associate Directors

(a)	The Directors may from time to time appoint any person to be an associate Director and may from time to time terminate any such appointment.

(b)	The Directors may from time to time determine the powers, duties and remuneration of any person so appointed.

(c)	A person so appointed does not have, except by the invitation and with the consent of the Directors, any right to attend or vote at any meeting of Directors.

Part 7 - Execution and Inspection of Documents

7.1	Execution of documents

The Company may execute a document (including, without limitation, a deed) if the document is signed by:

(a)	2 Directors;

(b)	a Director and a Secretary;

(c)	an attorney duly appointed by the Company in accordance with this Constitution; or

(d)	any other method permitted by law.

7.2	Register of documents executed

The Company must keep a register of documents it executes in accordance with section 127 of the Act and, on execution of a document, must enter in the register particulars of the document giving in each case the date of the document, the names of the parties to the document, a short description of the document and the names of the persons who signed the document.

7.3	Signing of certificates

The Directors may determine either generally or in a particular case that the signature of any Director or Secretary is to be affixed to any certificate for securities in the Company by some mechanical or other means.

7.4	Inspection of records

(a)	The Directors may decide whether and to what extent, at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of members (other than those who are Directors).

(b)	A member other than a Director does not have the right to inspect any document of the Company except as provided by law or if authorised by the Directors or by the Company in general meeting.

Part 8 - Distribution of Profits

8.1	Powers to declare dividends and pay interest

(a)	Subject to any preferential, special, deferred or other rights with which any shares may be issued or may from time to time be held, the Directors may from time to time declare such dividends to be paid to members as appear to the Directors to be justified by the profits of the Company.

(b)	The Directors may declare and authorise the payment by the Company to members of such interim dividends as appear to the Directors to be justified by the financial position of the Company.

(c)	No dividend bears interest against the Company.

(d)	Where any shares in the Company are issued for the purposes of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant that cannot be made profitable for a long period, the Company may, at the discretion of the Directors but subject to the Act, pay interest on so much of that share capital as is for the time being paid up and charge the interest so paid to capital as part of the construction or provision.

(e)	The Directors may, subject to the Listing Rules (if applicable), fix a record date in respect of a dividend.

(f)	A transfer of shares does not pass the right to any dividend declared on the shares unless the transfer is registered or left with the Company for registration in accordance with this Constitution on or before:

(i)	where the Directors have fixed a record date in respect of that dividend, that date; or

(ii)	where the Directors have not fixed a record date in respect of that dividend, the date the dividend was declared.

(g)	The Directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by the member to the Company on account of calls or otherwise in relation to shares in the Company.

8.2	Differential dividends

(a)	Subject to Rule 8.1(a), except where the resolution for the payment of the dividend otherwise directs, every dividend must:

(i)	be paid in respect of all shares (if the resolution for the payment of the dividend otherwise directs, it must be paid in respect of some shares to the exclusion of others);

(ii)	be paid according to the amounts paid or credited as paid on the shares in respect of which it is to be paid (if the resolution for the payment of the dividend otherwise directs, it must be paid at different rates or in different amounts upon the shares in respect of which it is to be paid); and

(iii)	be apportioned and paid proportionately to the amounts paid or credited as paid on the shares in respect of which the dividend is to be paid during any part or parts of the period in respect of which the dividend is paid (unless a share is issued on terms providing that it will rank for dividend as from a particular date, in which case the share ranks for dividends from that date only).

An amount paid or credited as paid on a share in advance of a call must not be taken for the purposes of this Rule 8.2(a) to be paid or credited as paid on the share.

(b)	Subject to Rules 8.1(a) and 8.2(a) and, if applicable, the Listing Rules, but otherwise in their absolute discretion, the Directors may from time to time resolve that dividends (to be paid by the Company in accordance with this Constitution) are to be paid out of a particular source or particular sources as permitted under the Act. Where the Directors so resolve, they may, in their absolute discretion:

(i)	allow each or any member of the Company to elect from which specified sources (profits or otherwise) that particular member’s dividend may be paid by the Company; and

(ii)	where such elections are permitted and any member fails to make such an election, the Directors may, in their absolute discretion, identify the particular source from which dividends will be payable.

8.3	Reserves

(a)	The Directors may, before declaring any dividend or at any other time, set aside out of the profits of the Company such sums as they think proper as reserves which at the discretion of the Directors, may be applied for any purpose to which the profits of the Company may be properly applied.

(b)	Pending any such application, the reserves may, at the discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

(c)	The Directors may, without placing these profits to a reserve, carry forward any profits which they may think prudent not to divide.

8.4	Distribution in specie

(a)	The Directors may, when declaring a dividend, by resolution direct payment of the dividend wholly or partly by the distribution of specific assets, including, without limitation, paid up shares in or debentures of any other corporation, and the Directors must give effect to such a resolution.

(b)	Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as the Directors consider expedient.

8.5	Election to reinvest or forgo dividend

(a)	The Directors may from time to time, in respect of any dividend declared by the Directors, resolve that each member, to the extent his shares are fully paid, may have an option:

(i)	to elect to have his dividend reinvested by subscription for fully paid shares; or

(ii)	to elect to forgo his right to receive such dividend and to receive instead an issue of fully paid shares,

in each case, to the extent and within the limits and on such terms and conditions as the Directors may from time to time determine, but subject to this Rule 8.5.

(b)	The Directors may from time to time, if and to the extent that they are authorised by the Company in general meeting to do so:

(i)	establish 1 or more plans whereby some or all members may elect in terms of 1 or more of the following for a period or periods as provided in the plan:

(A)	that dividends to be paid in respect of some or all of the shares from time to time held by the member will be satisfied by the issue of fully paid shares;

(B)	that dividends will not be declared or paid in respect of some or all of the shares from time to time held by the member, but that the member will receive an issue of fully paid shares in accordance with the plan; or

(C)	if elections in terms of each of paragraph (A) and paragraph (B) are available under the plan, in terms of paragraph (A) as to some of the shares from time to time held by the member and in terms of paragraph (B) as to others of them;

(ii)	upon or after establishment of any such plan, extend participation in it, in whole or in part, to some or all of the holders of debentures, notes, bonds or other debt obligations of the Company in respect of interest upon such debentures, notes, bonds or other debt obligations in like manner as if that interest were dividends; and

(iii)	vary, suspend or terminate any such plan.

(c)	Any plan so established has effect in accordance with its terms and the Directors must do (or have authority under this Constitution to do) all things necessary and convenient for the purpose of implementing the plan, including, without limitation, the making of each necessary allotment of shares and of each necessary appropriation, capitalisation, application, payment and distribution of funds which may lawfully be appropriated, capitalised, applied, paid or distributed for the purpose of the allotment.

(d)	Any plan may be terminated and any authority given to the Directors under Rule 8.5(b) may be revoked or varied by the Company in general meeting.

(e)	For the purpose of giving effect to any such plan, appropriations, capitalisations, applications, payments and distributions may be made and the powers of the Directors pursuant to Rule 8.7 apply and may be exercised (with such adjustments as may be required) on the basis and notwithstanding that only some of the members or holders of shares of any class participate in the appropriation, capitalisation, application, payment or distribution.

8.6	Payment of distributions

(a)	Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post, at the sole risk of the intended recipient, directed to:

(i)	the address of the holder as shown in the register or, in the case of joint holders, to the address shown in the register as the address of the joint holder first named in that register; or

(ii)	to such other address as the holder or joint holders in writing directs or direct.

(b)	Any 1 of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

(c)	Subject to law, all dividends unclaimed for 1 year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed.

8.7	Capitalisation of profits

Subject to any rights and restrictions attaching to any shares or any class of shares, the Directors may capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members, in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend, unless the Directors determine in a particular case that the capitalisation should not be pro rata.

8.8	Ancillary powers

For the purpose of giving effect to any resolution for the satisfaction of a dividend by the distribution of specific assets or the capitalisation of any amount under this Constitution, the Directors may:

(a)	settle as they think expedient any difficulty that may arise in making the distribution or capitalisation and, in particular, determine that amounts or fractions of less than a particular value determined by the Directors may be disregarded in order to adjust the rights of all parties;

(b)	fix the value for distribution of any specific assets;

(c)	pay cash or issue debentures to any members in order to adjust the rights of all parties;

(d)	vest any such specific assets or cash or debentures in trustees on such trusts for the persons entitled to the dividend or capitalised amount as may seem expedient to the Directors; and

(e)	authorise any person to make, on behalf of all the members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the Company or another body corporate providing:

(i)	for the issue to them of such further shares or other securities; or

(ii)	for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their shares by the application of their respective proportions of the sum resolved to be capitalised.

8.9	Bonus share plan

The Directors may:

(a)	implement a bonus share plan on such terms as they think fit under which participants may elect to forego the whole or any part of any dividend due to them on their shares and, in lieu of that dividend, be issued bonus shares in the Company; and

(b)	amend, suspend or terminate any bonus share plan so implemented.

Part 9 - Notices

9.1	Notices generally

(a)	A notice may be given by the Company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the register or the address supplied by him to the Company for the giving of notices to him or by sending a facsimile to the facsimile number supplied by him to the Company for the giving of notices to him or by sending it to the member by other electronic means nominated by him for the giving of notices by the Company to him or by notifying him in accordance with Rule 9.1(b) or by advertisement in a newspaper circulating generally in the capital city of any 1 State or Territory in which is situated a register or branch register on which shares in his name are registered. Notice to a member whose address for notices is outside Australia must be sent by airmail or by facsimile or by other electronic means or in accordance with Rule 9.1(b).

(b)	Without limiting Rule 9.1(a), if a member nominates:

(i)	an electronic means by which he may be notified that notices of meeting are available; and

(ii)	an electronic means the member may use to access notices of meeting,

the Company may give the member notice of the meeting by notifying him (using the nominated means):

(iii)	that the notice of meeting is available; and

(iv)	how the member may use the nominated access means to access the notice of meeting.

(c)	Where a notice is sent by post, service of the notice is taken to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected 3 days after the date of its posting.

(d)	Where a notice is sent by facsimile or other electronic means, service of the notice is taken to be effected by properly addressing and sending the notice and to have been effected on the Business Day after it was sent. Where a notice is given by newspaper advertisement, service of the notice is taken to be effected on the date of publication of the newspaper in the relevant capital city. Where a notice is given in accordance with Rule 9.1(b), service of the notice is taken to be effected on the Business Day after the day on which the member is noticed that the notice of meeting is available.

(e)	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

(f)	A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name or by the title of representative of the deceased or assignee of the bankrupt or by any like description at the address (if any) within Australia supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred or by sending a facsimile to the facsimile number supplied by him to the Company or, if such a facsimile number has not been supplied, to the facsimile number to which the notice might have been sent if the death or bankruptcy had not occurred.

(g)	Subject to the provisions of the Act relating to special and other resolutions, at least 28 days’ notice of every general meeting must be given in the manner provided by this Rule 9.1 provided that, subject to the Act, a meeting may be called by shorter notice.

Part 10 - Winding Up

10.1	Winding up

(a)	If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

(b)	The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

Part 11 - Protection of Certain Officers

11.1	Indemnity

(a)	Every person who is or has been a Director or other officer of the Company is to be indemnified, to the maximum extent permitted by law, out of the property of the Company against any liabilities for costs and expenses incurred by the person in defending any proceedings (whether civil or criminal) relating to that person’s position with the Company in which judgment is given in that person’s favour or in which that person is acquitted or which are withdrawn before judgment, in connection with any administrative proceedings relating to that person’s position with the Company except proceedings which give rise to proceedings (whether civil or criminal) against that person in which judgment is not given in that person’s favour or in which that person is not acquitted or which arise out of conduct involving a lack of good faith or in connection with any application in relation to any proceedings (whether civil or criminal) relating to that person’s position with the Company in which relief is granted to that person under the Act by the court.

(b)	Every person who is or has been a Director or other officer of the Company is to be indemnified, to the maximum extent permitted by law, out of the property of the Company against any liabilities to another person (other than the Company or its related bodies corporate) as such an officer unless the liabilities arise out of conduct involving a lack of good faith.

(c)	The Company may pay a premium for a contract insuring a person who is or has been a Director or officer of the Company or its related bodies corporate against:

(i)	any liability incurred by that person as such a Director or officer which does not arise out of conduct involving a wilful breach of duty in relation to the Company or a contravention of sections 182 to 184 of the Act; and

(ii)	any liability for costs and expenses incurred by that person in defending proceedings (whether civil or criminal) relating to that person’s position with the Company and whatever their outcome.

(d)	Amounts paid by the Company by way of indemnity or premium in accordance with this Rule 11.1 do not form part of the remuneration of the relevant Director or officer for the purposes of this Constitution (including, without limitation, Rule 6.3).

(e)	The indemnity in Rule 11.1 does not apply in respect of liability incurred by a person in his capacity as an employee of the Company.

(f)	Subject to Rule 11.1 and the Act, if any Director or other officer of the Company becomes personally liable for the payment of any sum primarily due from the Company, the Directors may, notwithstanding the interest (if any) of the Director or any of them, execute or cause to be executed a mortgage, charge or security over or affecting the whole or any part of the assets or undertaking of the Company by way of indemnity to secure the Director or other officer so becoming liable from any loss in respect of that liability.

Part 12 - Restricted Securities

12.1	Restricted securities

(a)	If the Company at any time has on issue share capital classified by the Exchange as restricted securities, the Company must refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of those restricted securities which is or might be in breach of the Listing Rules or any escrow agreement entered into by the Company under the Listing Rules in relation to such restricted securities.

(b)	In the event of a breach of any escrow agreement entered into by the Company under the Listing Rules in relation to shares classified by the Listing Rules or by the Exchange as restricted securities, the member holding the shares in question, notwithstanding any right attached to such shares, ceases to be entitled to any dividends and to any voting rights in respect of those shares for so long as the breach subsists.

Part 13 - Proportional Takeovers

13.1	Refusal to register transfers

(a)	The Company must refuse to register a transfer of shares giving effect to a takeover contract resulting from acceptance of an offer made under a proportional takeover bid in respect of a class of shares unless and until a resolution to approve the takeover bid is passed in accordance with Rule 13.2.

(b)	This Rule 13.1 and Rule 13.2 cease to have effect on the day which is 3 years after the later of their adoption or last renewal in accordance with the Act.

13.2	Approval procedure

(a)	Where offers are made under a proportional takeover bid, the board must, subject to the Act, call and arrange to hold a meeting of persons entitled to vote on a resolution to approve the proportional takeover bid.

(b)	Subject to this Constitution, each person (other than the bidder under a proportional takeover bid or an associate of that bidder) who, as at the end of the day on which the first offer under that bid was made, held bid class securities for that bid:

(i)	is entitled to vote on the resolution referred to in Rule 13.2(a); and

(ii)	has one vote for each share in the bid class securities that the person holds.

(c)	The provisions of this Constitution concerning meetings of members apply to a meeting held pursuant to Rule 13.2(a) with any modifications that the board resolves are required in the circumstances.

(d)	A resolution referred to in Rule 13.2(a) that has been voted on is passed if more than 50% of votes cast on the resolution are in favour of the resolution, and otherwise is taken to have been rejected.

(e)	If a resolution referred to in Rule 13.2(a) has not been voted on as at the end of the day before the fourteenth day before the last day of the bid period under the proportional takeover bid, or a later day allowed by the Australian Securities and Investments Commission, then that resolution is taken to have been passed.